BrachEichler L.L.C.
COUNSELLORS AT LAW
101 Eisenhower Parkway • Roseland, New Jersey 07068 • t. 973.228.5700 • f. 973.228.7852
www.bracheichler.com

Anthony M. Rainone
Direct Dial: 973-364-8372
Direct Fax: 973-618-5972
E-mail: arainone@bracheichler.com

December 9, 2011

Thomas Pear, Interim CEO and Director
Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, NJ 07936

Lawrence K. Reisman, Director
Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, NJ 07936

Brian Walton, Director
Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, NJ 07936

William Hendry, CFO
Conversion Services International, Inc.
100 Eagle Rock Avenue
East Hanover, NJ 07936

Re: Lori Cohen adv. Conversion Services International, Inc.

Dear Messers Pear, Reisman, Walton & Hendry:

This firm represents Lori Cohen, Director and former CEO of Conversion Services International, Inc.'s ("CSI").

I have not received a response to my November 17, 2011 letter sent on behalf of Ms. Cohen. Based upon CSI's failure to respond and make any good faith effort to resolve the issues set forth in my letter, and based upon information Ms. Cohen has learned through her own efforts since that letter, CSI has left Ms. Cohen with no other option than to resign her position as a member of the Board of Directors effective immediately. You have three business days to effect the removal of Ms. Cohen's personal guarantees on any corporate lines of credit, debt instruments, bank loans, credit arrangements, financing agreements, or any other similar

instruments. Ms. Cohen will, of course, cooperate in executing any documents required to effect these releases from liability.

CSI has caused Ms. Cohen's resignation based upon the reasons brought to CSI's attention in my November 17, 2011 letter including, but not limited to:

- CSI's breach of Ms. Cohen's employment agreement and subsequent failure to make any good faith effort to remedy the breach, now forcing Ms. Cohen to resort to filing a lawsuit in the near future.

- CSI's failure to pay Ms. Cohen all compensation due and owing to her, including accrued vacation time and bonuses, under her employment agreement.

- CSI's failure to pay Ms. Cohen all compensation due and owing to her in violation of New Jersey's Wage Payment Law.

- CSI's violation of the By-Laws by the manner in which it purportedly removed Ms. Cohen from her position as an officer of CSI.

- CSI's violation of the By-Laws by purportedly appointing an acting CEO without notice to or approval of the Board.

- CSI's directors and officers' breach of their duties by shutting Ms. Cohen, who is also a director, out of all corporate matters, by taking actions on behalf of the corporation without notice to or approval of the board of directors, and by failing to allow Ms. Cohen access to all corporate books and records.

- CSI's directors and officers' breach of their duties by failing to provide Ms. Cohen with the same information and materials provided to the other board members including, but not limited to, information relating to a potential acquirer company and by directing that acquiror not to communicate with Ms. Cohen.

- CSI's directors and officers' engaging in unlawful gender discrimination against Ms. Cohen.

- CSI's directors and officers' mismanagement of the company based upon all of the foregoing actions.

Nothing herein waives any rights, claims, defenses, and/or causes of action and any such rights, claims, defenses, and/or causes of action are hereby expressly reserved. This reservation

includes any claims Ms. Cohen has for reimbursement of any and all legal costs and expenses incurred to enforce her rights under her Employment Agreement and to bring to CSI's attention the breach of duties by the directors and officers.

Very truly yours,

Anthony M. Rainone

AMR:cc
cc: Ms. Lori Cohen (via email)

RESIGNATION FROM THE BOARD

Pursuant to Article 3, Section 3.11 of the Amended and Restated By-Laws of CSI effective December 20, 2007, and pursuant to 8 De. C. § 141(b), this entire document constitutes Lori Cohen's written notice of resignation from Conversion Services International, Inc. and the reasons for the resignation, served on the Board of Directors of CSI. This resignation is effective immediately.

Dated: December 11, 2011